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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                  July 31, 2003
                                (Date of Report)


                         VENTURES-NATIONAL INCORPORATED
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             (Exact name of registrant as specified in its charter)


            Utah                   000-32847           87-0433444
(State or other jurisdiction      (Commission         (IRS Employer
      of incorporation)           File Number)      Identification No.)

           44352 Old Warm Springs Boulevard, Fremont, California 94538
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                    (Address of principal executive offices)


                                 (510) 824-1200
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              (Registrant's telephone number, including area code)



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         (Former name or former address, if changed since last report.)




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Item 5.  Other Events

         Effective July 29, 2003, Mr. James E. Patty resigned from his positions as Chief Executive Officer and President of Ventures-National Incorporated, dba Titan General Holdings, Inc. (the "Registrant"). Such resignations were not the result of any disagreement between the Registrant and Mr. Patty and Mr. Patty will remain as a director of the Registrant. Effective July 29, 2003, the Board of Directors of the Registrant named Mr. Robert E. Ciri, the Registrants current Chairman, as Chief Executive Officer and named Mr. Andrew Glashow as President of the Registrant, each such appointment being to fill the vacancy created by the resignation of Mr. Patty. Mr. Glashow was also appointed as a Director of the Registrant effective July 29, 2003.

         Mr. Glashow is a senior director and founding partner of Star Associates, LLC, a financial management consulting firm and has been a managing director of Star Associates, LLC since July 1998. Mr. Glashow specializes in various areas of high technology, financial services, and transition technology in the consumer products industry. From 1996 to 1998, Mr. Glashow owned and operated a corporate finance firm, Glashow Associates, specializing in the placement of capital for small emerging growth companies. Andrew graduated from the University of New Hampshire's Whitemore School of Business and Economics with a B.A. in Economics.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not Applicable

         (b)      Pro Forma Financial Information.

                  Not Applicable

         (c)      Exhibits.

                  Not Applicable



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 30, 2003

                                VENTURES-NATIONAL INCORPORATED



                                By: /s/ Robert E. Ciri
                                    -------------------------------------------
                                    Name: Robert E. Ciri
                                    Title: Chairman and Chief Executive Officer